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                              JONES & BLOUCH L.L.P.
                                 SUITE 410 EAST
                       1025 THOMAS JEFFERSON STREET, N.W.
                             WASHINGTON, D.C. 20007





                                December 30, 2001


The Manufacturers Life Insurance Company (U.S.A.)
38500 Woodward Avenue
Bloomfield Hills, MI 48304

Dear Sirs:

      We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the registration statement on Form S-6 of The Manufacturers Life Insurance Company (U.S.A.) Separate Account I, relating to the "Venture Life" variable life contracts, to be filed with the Securities and Exchange Commission.

                                        Very truly yours,


                                        /s/ Jones & Blouch, L.L.P.
                                        --------------------------
                                        Jones & Blouch L.L.P.